UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14A INFORMATION

__________________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrants	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Proxy Statement

NEW ERA ENERGY & DIGITAL, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION — DATED AUGUST 18, 2025

NEW ERA ENERGY & DIGITAL, INC.
4501 Santa Rosa Drive
Midland, TX 79707

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of New Era Energy & Digital, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the “Special Meeting”) of New Era Energy & Digital, Inc., a Nevada corporation (formerly known as New Era Helium Inc. and Roth CH Holdings, Inc., the “Company,” or “we”) will be held on September [    ], 2025 at [    ] a.m., Eastern Time. The Special Meeting will be held via teleconference using the following dial-in information:

Within the U.S. and Canada:
1 (877) 853-5257 (toll-free)
1 (888) 475-4499 (toll-free)
Meeting ID: 960 4790 8120
Passcode: [    ]
Outside of the U.S. and Canada:
at numbers in the link below:

https://loeb.zoom.us[    ]

The Special Meeting is being held for the purpose of considering and voting upon the following proposals:

1.      To approve an amendment to our amended and restated articles of incorporation to increase the total authorized shares of capital stock from 250,000,000 to 3,005,000,000 (the “Authorized Shares Increase”), consisting of 3,000,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) and 5,000,000 shares of preferred stock;

2.      To approve, in compliance with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Common Stock, pursuant to that certain Fourth Amended and Restated Equity Purchase Facility Agreement, dated as of August 12, 2025 (as amended, the “EPFA”), by and between us and an investor;

3.      To authorize our Board of Directors to effect, in its discretion, one or more reverse stock splits of the Common Stock, at an aggregate ration between 5-for-1 to 100-for-1 within the 12 months following the approval, with the exact timing and ratios of any reverse stock splits to be done at such times and at such ratios within the above range as determined by our Board of Directors in its discretion, and without a corresponding reduction in the total number of authorized shares of Common Stock;

4.      To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for the year ending December 31, 2025; and

5.      To approve a proposal to adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of any of the proposals set forth in this Proxy Statement.

6.      To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed August [    ], 2025 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and at any adjournment or postponement of the Special Meeting.

If you have any questions or need assistance voting your shares, please call us at [    ] or our proxy solicitor, Advantage Proxy, at 877-870-8565.

By Order of the Board of Directors,

E. Will Gray II
Chief Executive Officer and Director
Midland, Texas
August [ ], 2025

Your vote is important. Whether or not you plan to attend the Special Meeting, please complete, date, sign and return the proxy card mailed to you, or vote via teleconference as instructed in these materials, as promptly as possible in order to ensure your representation at the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the telephonic Special Meeting, you must follow the instructions from that record holder. Please refer to the section entitled “Important Information About the Special Meeting — How Do I Vote?” on page 3 of the Proxy Statement for a description of how to vote in advance of the Special Meeting.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER [    ], 2025: THE NOTICE OF MEETING AND PROXY STATEMENT ARE AVAILABLE ELECTRONICALLY AT [            ].

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NEW ERA ENERGY & DIGITAL, INC.
4501 Santa Rosa Drive
Midland, TX 79707

PROXY STATEMENT
Special Meeting of Stockholders
To Be Held on September __, 2025

INTRODUCTION

The enclosed proxy (the “Proxy Statement”) is being solicited by the board of directors (the “Board of Directors”) of New Era Energy & Digital, Inc., a Nevada corporation (the “Company”), in connection with the Special Meeting of Stockholders (the “Special Meeting”) to be held via teleconference on September [    ], 2025, at [    ] a.m., ET, and at any adjournment or postponement thereof. The Notice of Special Meeting of Stockholders, this Proxy Statement, and a form of proxy card (“Proxy Card”) have been mailed to our stockholders of record as of August [    ], 2025 (the “Record Date”). Unless the context otherwise requires, references to the “Company,” “we,” “us,” and “our” refer to the Company.

Any stockholder may participate in the Special Meeting via teleconference using the following dial-in information:

Within the U.S. and Canada:
1 (877) 853-5257 (toll-free)
1 (888) 475-4499 (toll-free)
Meeting ID: 960 4790 8120
Passcode: [    ]
Outside of the U.S. and Canada:
at numbers in the link below:

https://loeb.zoom.[    ]

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why am I receiving access to these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by our Board of Directors of proxies to be voted at the Special Meeting to be held on ________, 2025, at _____a.m., ET. To enable easier access by our stockholders, the Special Meeting will be a completely virtual meeting conducted via teleconference.

You will be able to participate in the Special Meeting online, vote your shares electronically and submit questions during the Special Meeting by using the following dial-in information:

Within the U.S. and Canada:
1 (877) 853-5257 (toll-free)
1 (888) 475-4499 (toll-free)
Meeting ID: 960 4790 8120
Passcode: [    ]
Outside of the U.S. and Canada:
at numbers in the link below:

https://loeb.zoom.us[    ]

As a stockholder of record or beneficial owner of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at the close of business on the Record Date, you are invited to attend our Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. You are strongly encouraged to read this Proxy Statement, which includes information that you may find useful in determining how to vote.

What is the purpose of the Special Meeting?

At the Special Meeting, our stockholders will consider and vote upon the following proposals:

1.      To approve an amendment to our amended and restated articles of incorporation to increase the total authorized shares of capital stock from 250,000,000 to 3,005,000,000 (the “Authorized Shares Increase”), consisting of 3,000,000,000 shares of Common Stock and 5,000,000 shares of preferred stock as set forth in Annex A (“Proposal One” or the “Authorized Share Increase Proposal”);

2.      To approve, in compliance with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to that certain Fourth Amended and Restated Equity Purchase Facility Agreement dated as of August 12, 2025 (as amended, the “EPFA”), by and between us and an investor (“Proposal Two” or the “EPFA Increase Proposal”);

3.      To authorize our Board of Directors to effect, in its discretion, one or more reverse stock splits of the Common Stock, at an aggregate ration between 5-for-1 to 100-for-1 within the 12 months following the approval, with the exact timing and ratios of any reverse stock splits (the “Split Ratio”) to be done at such times and at such ratios within the above range as determined by our Board of Directors in its discretion, and without a corresponding reduction in the total number of authorized shares of Common Stock as set forth in Annex A (“Proposal Three” or the “Reverse Stock Split Proposal”);

4.      To ratify the appointment of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for the year ending December 31, 2025 (“Proposal Four” or “Ratification of Auditors Proposal”);

5.      To approve a proposal to adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of any of the proposals set forth in this Proxy Statement (“Proposal Five” or “Adjournment Proposal”); and

6.      To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Members of our Board of Directors and management will be present at the Special Meeting to respond to appropriate questions from stockholders.

Who is entitled to vote at the Special Meeting?

Only common stockholders as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding and entitled to vote [    ] shares of Common Stock.

What are the voting rights of the holders of common stock?

Each outstanding share of our Common Stock will be entitled to one vote on each of the proposals presented at the Special Meeting.

Who can attend the Special Meeting?

All of our stockholders as of the Record Date may attend the Special Meeting.

You will be able to participate in the Special Meeting online, vote your shares electronically and submit questions during the Special Meeting by visiting ________.

Can I find out who the stockholders are?

A list of stockholders will be available for examination by any stockholder, for any purpose germane to the Special Meeting, during ordinary business hours for 10 days prior to the Special Meeting at the office of the Secretary of the Company at the above address, and during the Special Meeting at ________.

How many shares must be present to hold the Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. Stockholders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting will constitute a quorum. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the Special Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name”?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Special Meeting or vote by proxy as instructed below.

Beneficial Owner of Shares Held in Street Name.    If your shares are held in an account by a bank, broker or other nominee (the record holder of your shares), then you are the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your record holder how to vote your shares of Common Stock, and the record holder is required to vote your shares of Common Stock in accordance with your instructions.

What if I do not specify how my shares are to be voted?

If you are the stockholder of record and you submit a proxy but do not provide any voting instructions, your shares will be voted in accordance with the recommendations of our Board of Directors. If you hold your shares in street name and do not instruct your bank or broker how to vote, it will nevertheless be entitled to vote your shares of Common Stock with respect to “routine” items, but not with respect to “non-routine” items.

Please note that at the Special Meeting, we believe that only the Reverse Stock Split Proposal (Proposal Three) and the Ratification of Auditors Proposal (Proposal Four) will be considered “routine” items. Under applicable rules, banks and brokers are permitted to vote the shares held in their name for the account of a beneficial holder for “routine” matters, even if such bank or broker does not receive instructions from the beneficial holder. We will refer to these votes cast by banks and brokers without instruction from the relevant beneficial holder as “Broker Discretionary Votes”. We believe that based on the policies of most banks and brokers, the majority of Broker Discretionary Votes will be cast in accordance with the recommendation of our Board of Directors, and therefore “FOR” Proposal Three and Proposal Four.

We believe that all other proposals will be considered “non-routine” items, and your broker will not have discretion to vote on these proposals. We will refer to these shares not voted by banks and brokers in absence of instructions from the relevant beneficial holder as “Broker Non-Votes.”

It is therefore important that you provide instructions to your bank or broker so that your shares are voted accordingly.

Can I change my vote after I submit my proxy?

Yes, you can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

•        You may change your vote using the Internet or telephone methods described above prior to the Special Meeting, in which case only your latest Internet or telephone proxy submitted prior to the Special Meeting will be counted.

•        You may submit another properly completed proxy with a later date.

•        You may send a written notice that you are revoking your proxy to our investor relations department at [    ].

•        You may attend the Special Meeting virtually via teleconference and vote electronically (although simply attending the Special Meeting will not, by itself, revoke your proxy).

If your shares are held in street name, you should contact your bank, broker or other nominee to revoke your proxy or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting, you may change your vote by attending the Special Meeting and voting electronically.

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends that you vote:

•        FOR Proposal One:    the approval of an amendment to our amended and restated articles of incorporation to increase the total authorized shares of capital stock from 250,000,000 to 3,005,000,000 (the “Authorized Shares Increase”), consisting of 3,000,000,000 shares of Common Stock and 5,000,000 shares of preferred stock;

•        FOR Proposal Two:    the issuance of more than 20% of the Company’s issued and outstanding Common Stock in connection with an increase in the EPFA;

•        FOR Proposal Three:    one or more reverse stock splits of our Common Stock at an aggregate ratio between 5-for-1 to 100-for-1 within the 12 months following the approval, with the exact timing and ratios of any reverse stock splits (the “Split Ratio”) to be done at such times and at such ratios within the above range as determined by our Board of Directors in its discretion;

•        FOR Proposal Four:    the ratification of appointment of Weaver & Tidwell L.L.P. as our independent auditors for the year ending December 31, 2025; and

•        FOR Proposal Five:    to approve a proposal to adjourn the Special Meeting to a later date or dates, whether or not a quorum is present, if more time is necessary or appropriate, to obtain a quorum or solicit additional proxies in favor of any of the proposals set forth in this Proxy Statement.

For a more detailed discussion of why you should vote “FOR” Proposal One, Proposal Two, Proposal Three and Proposal Four, see “Proposal One — Authorized Share Increase Proposal”, “Proposal Two — EPFA Increase Proposal”, “Proposal Three — Reverse Stock Split Proposal”, “Proposal Four — Ratification of Auditors Proposal” and “Proposal Five — Adjournment Proposal”, respectively.

Will any other business be conducted at the Special Meeting?

We know of no other business that will be presented at the Special Meeting. However, if any other matter properly comes before the stockholders for a vote at the Special Meeting, the proxy holders will vote your shares in accordance with their best judgment.

What votes are necessary to approve each of the proposals?

Proposal One — Authorized Share Increase Proposal.    Under Nevada law, the affirmative vote of the holders holding at least a majority of the outstanding voting power must approve an amendment to our Amended and Restated Articles of Incorporation to increase the total authorized shares of capital stock. Abstentions and broker non-votes with respect to this Proposal One will have the same effect as votes against this proposal because the shares are considered outstanding voting power but are not affirmative votes.

Proposal Two — EPFA Increase Proposal.    The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required to authorize the issuance of more than an additional 20% of the current shares of Common Stock issued and outstanding pursuant to the EPFA. An abstention with respect to this Proposal Two will not be considered a vote cast and therefore will have no effect on the outcome of the vote. A broker non-vote will also not be considered a vote cast and will have no effect on the outcome of the vote.

Proposal Three — Reverse Stock Split Proposal.    The affirmative vote of a majority of votes cast in person or by proxy at the Special Meeting is required to approve the Reverse Stock Split Proposal. Abstentions will have the effect of a vote against this proposal. Broker Non-Votes will have no effect on the outcome of this proposal. Proposal Three is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.

Proposal Four — Ratification of Appointment of Weaver & Tidwell L.L.P.    The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required to ratify the appointment of Weaver & Tidwell, L.L.P. as our independent auditors for the year ending December 31, 2025. Abstentions will have no effect. Broker Non-Votes will have no effect on the outcome of this proposal. As Proposal Four is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.

Proposal Five — Adjournment Proposal.    This proposal will be approved if the number of votes cast “FOR” this proposal exceeds the number of votes cast “AGAINST” this proposal. We believe that this proposal is considered a routine matter on which brokers can vote in their discretion; accordingly, we do not expect to receive any broker non-votes on the proposal. However, to the extent that any broker non-votes received, broker non-votes will have no effect on the outcome of the vote on this proposal. Abstentions will have no effect on the outcome of the vote on this proposal.

PROPOSAL ONE — APPROVAL OF AN AMENDMENT TO INCREASE THE
AUTHORIZED CAPITAL STOCK

Our stockholders are being asked to approve an amendment to our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) to increase the number of our authorized shares of capital stock, including shares of Common Stock (the “Amendment”). Our Board of Directors approved, subject to stockholder approval, an amendment to our Amended and Restated Articles of Incorporation to increase our authorized shares of capital stock from 250,000,000 shares to 3,000,000,000 shares, consisting of 2,995,000,000 shares of Common Stock and 5,000,000 shares of preferred stock.

Increase in Authorized Shares

We currently have authorized capital stock of 245,000,000 shares of Common Stock, and 5,000,000 undesignated shares of preferred stock. As of the Record Date, there were 25,979,535 shares of Common Stock issued and outstanding. When the Amendment becomes effective, our authorized shares of capital stock will increase from 250,000,000 to 3,000,000,000 and there will be no immediate change in the number of issued and outstanding shares of Common Stock. Although the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of our existing stockholders, any future issuance of additional authorized shares of Common Stock may, among other things, dilute the earnings per share of Common Stock and the equity and voting rights of those holding our Common Stock at the time the additional shares are issued.

If Proposal 1 is approved by the stockholders, upon the effectiveness of the Amendment, we will have a total of 3,000,000,000 authorized shares of capital stock, of which 2,995,000,000 will be shares of Common Stock.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The newly authorized Common Stock would be available for issuance from time to time as determined by our Board for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

In addition, we entered into that certain Fourth Amended and Restated Equity Purchase Facility Agreement dated as of August 12, 2025 (as amended, the “Amended EPFA”), by and between us and an investor. Pursuant to the Amended EPFA, we have the right, and not the obligation, to sell to the Investor up to $1.0 billion of Common Stock, at our request during the commitment period commencing on December 6, 2024 and terminating on the first day of the month following the 36 month anniversary of December 6, 2024. The Amended EFPA also provided for the issuance of two pre-paid advances in the aggregate amount of $10 million, the first pre-paid advance in the amount of $7 million, which was drawn by the Company on December 6, 2024, and the second pre-paid advance in the amount of $3 million, which was drawn by the Company on January 16, 2025, each of which is evidenced by a senior secured convertible promissory note (each, a “Convertible Note”), which is convertible into shares of Common Stock. In connection with the EPFA, we also issued warrants to purchase up to $30,000,000 in shares of Common Stock (the “Warrants”). The increase in the newly authorized Common Stock would permit us (i) to sell an increased number of shares of Common Stock to the investor pursuant to the Amended EPFA, (ii) provides sufficient shares of Common Stock for issuance upon the conversion of the Convertible Notes and (iii) provides sufficient shares of Common Stock for issuance upon exercise of the Warrants.

At this time, the increase in authorized shares of the Company’s capital stock, including shares of Common Stock, is not in any way related to any plans or intentions to enter into a merger, consolidation, acquisition or similar business transaction.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of Common Stock could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of Common Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise. The ability of our Board to issue such additional shares of Common Stock could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of Common Stock to persons whose interests are aligned with that of our Board could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of our Company with another company), the Amendment was not proposed or adopted in response to any effort of which we are aware to accumulate shares of Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the Board and our stockholders.

Our Board believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for our future needs. The unissued shares of Common Stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares pursuant to the EPFA, the convertible notes and the warrants as well as the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of Common Stock in connection with any financing other than shares issuable pursuant to outstanding derivative securities or agreements existing as of the date of this Proxy Statement, of which information is publicly available in our filings with the SEC.

Our Board of Directors recommends a vote FOR the amendment to our Amended and Restated Articles of Incorporation to increase the number of our authorized shares of capital stock.

PROPOSAL TWO — APPROVAL OF THE ISSUANCE OF ADDITIONAL SHARES ISSUABLE PURSUANT TO THE EPFA

Holders of our Common Stock are being asked to approve in compliance with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to that certain Fourth Amended and Restated Equity Purchase Facility Agreement dated as of August 12, 2025 (as amended, the “Amended EPFA”), by and between us and an investor (the “Investor”) in excess of the shares previously approved as further described below.

Equity Purchase Facility Agreement

On August 12, 2025, we entered into the EPFA with an investor (the “Investor”), which amended and restated the Equity Purchase Facility Agreement with the Investor, dated as of December 6, 2024, as further amended and restated as of February 21, 2025, May 5, 2025 and July 10, 2025. On January 2, 2025, a majority of our shareholders approved the issuance of up to $75 million shares of Common Stock pursuant to the terms of the EPFA. Pursuant to the Amended EPFA, we have the right, and not the obligation, to sell to the Investor up to $1.0 billion of Common Stock, at our request during the commitment period commencing on December 6, 2024 and terminating on the first day of the month following the 36 month anniversary of December 6, 2024. Each issuance and sale by us to the Investor is subject to a maximum limit equal to the greater of (i) the aggregate volume traded of the Common Stock for the applicable pricing period multiplied by 10% for accelerated and extended pricing periods, or 30% for regular pricing periods and (ii) the number of shares of Common Stock sold by the EPFA Investor in the applicable pricing period. The shares of Common Stock will be issued and sold to the Investor at a per share price equal to 95% of the lower of (i) the lowest trading price during the applicable pricing period if a Regular Purchase (or the lowest daily VWAP if an Accelerated Purchase) and (ii) the VWAP of the Common Stock during the applicable pricing period if a Regular Purchase (or the lowest daily VWAP if an Accelerated Purchase). “VWAP” means for any trading day, the daily volume weighted average price of the Common Stock for such trading day on the principal market during regular trading hours as reported by Bloomberg L.P through its “AQR” function.

Nasdaq

Nasdaq Listing Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding as of the execution date of the definitive agreement and where the price of the Common Stock to be issued is or may be below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value.

On January 2, 2025, a majority of our shareholders approved the issuance of up to $75 million shares of Common Stock pursuant to the terms of the EPFA. We are now seeking approval for the issuance of more than 20% of the Company’s issued and outstanding Common Stock for the increase capacity under the Amended EPFA.

Our Board of Directors recommends a vote FOR the issuance of more than 20% of the Company’s issued and outstanding Common Stock pursuant to the Amended EPFA.

PROPOSAL THREE — REVERSE STOCK SPLIT PROPOSAL

Holders of our Common Stock are being asked to approve the proposal to authorize our Board of Directors to effect, in its discretion, one or more reverse stock splits of our Common Stock at an aggregate a ratio between 5-for-1 to 100-for-1 within the 12 months following the approval, with the exact timing and ratios of any reverse stock splits to be done at such times and at such ratios within the range above as determined in the discretion of our Board of Directors. Pursuant to the law of the State of Nevada, our state of incorporation, because the proposed reverse stock split would not be accompanied by a proportional reduction in the number of authorized shares of our Common Stock, our Board of Directors must submit the Reverse Stock Split Proposal to stockholders for their approval.

By approving this proposal, stockholders will approve a reverse stock split that, if and when effected by our Board of Directors, would combine any whole number of outstanding shares within the range of 5 to 100, into one share of our Common Stock, as applicable, without reducing the total number of authorized shares of Common Stock. Our Board of Directors believes that stockholder approval of a reverse stock split granting our Board of Directors this discretion, rather than approval of a specified ratio, provides our Board of Directors with maximum flexibility to react to then-current market conditions and, therefore, is in our best interests and the best interests of our stockholders. Our Board of Directors may effect multiple reverse stock splits as a result of this authorization. Our Board of Directors may also elect not to effect any reverse stock split. In determining whether to implement the reverse stock split, and upon which ratio within the range approved by our stockholders, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•        the historical trading price and trading volume of our Common Stock;

•        the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

•        our ability to have our shares of Common Stock listed on a stock exchange such as Nasdaq;

•        the anticipated impact of the reverse stock split on our ability to raise additional financing (see “Reasons for the Proposed Reverse Stock Split” and “Reasons for Not Reducing the Authorized Number of Shares of Our Common Stock” below);

•        the split ratio, if any, that would result in the greatest overall reduction in our administrative costs; and

•        prevailing general market and economic conditions.

Although our stockholders may approve the reverse stock split, we will not affect the reverse stock split if our Board of Directors does not deem it to be in our best interests and in the best interests of our stockholders. The reverse stock split, if authorized pursuant to this resolution and if deemed by our Board of Directors to be in our best interests and in the best interests of our stockholders, will be effected, if at all, at a time that is not later than one year from the date of the Special Meeting.

If our Board of Directors determines that effecting the reverse stock split is in our best interests and the best interests of our stockholders, the reverse stock split will become effective at the time and on the date determined by our Board of Directors. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as such stockholder holds immediately prior to the reverse stock split.

Reasons for the Proposed Reverse Stock Split

We are proposing to effect a reverse stock split of our Common Stock in order to raise the per share trading price of our Common Stock. By potentially having the effect of increasing our stock price, the Reverse Stock Split would reduce the risk that our Common Stock could be delisted.

Our Common Stock is listed on Nasdaq, which has as one of its continued listing requirements a minimum bid price of at least $1.00 per share. Over the last several months, our Common Stock has traded below $1.00 per share. As we have previously reported, on May 16, 2025, we received written notice from the Listing Qualifications Department of Nasdaq informing us that because the closing bid price for our Common Stock listed on Nasdaq was below $1.00 per share for 30 consecutive business days, we did not meet the minimum closing bid price requirement for continued listing on Nasdaq under Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days from the date of the notification, or until November 12, 2025, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of our Common Stock on Nasdaq must be at least $1.00 per share for a minimum of ten consecutive business days prior to the expiration of such 180-day compliance period. If we do not regain compliance by November 12, 2025, we may be eligible for a second 180-day compliance period, provided that, on November 12, 2025, we meet the continued listing requirement for market value of publicly held shares and all other applicable initial listing requirements for Nasdaq (other than the Minimum Bid Price Requirement) and we provide written notice to Nasdaq of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If we do not indicate our intention to cure the deficiency, or if we fail to meet one or more of the other requirements described above, or if it appears to the staff of the Listing Qualifications Department that it is not possible for us to cure the deficiency, we will not be eligible for the second compliance period. In such case, Nasdaq will provide written notice to us that our Common Stock will be subject to delisting from Nasdaq. In the event of such notification, we may appeal Nasdaq’s determination to delist our Common Stock, with our Common Stock remaining listed on Nasdaq until the completion of the appeal process, but there can be no assurance that Nasdaq would grant our request for continued listing.

In addition, in January 2025, the SEC approved amendments, which are now effective, to the Nasdaq listing rules that significantly affect companies seeking to use reverse stock splits to regain or maintain compliance with Nasdaq’s $1.00 minimum bid price requirement. The changes to the Nasdaq rules alter, among others, the frequency of reverse stock splits to prevent companies from repeatedly using them as part of their minimum bid price compliance strategy. Under the amended Nasdaq Listing Rule 5810(c)(3)(A)(iv), if a company’s security fails to meet the continued listing requirement for minimum bid price and the company has effected a reverse stock split over the prior one-year period or has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company shall not be eligible for any compliance period to address the bid price deficiency. Instead, Nasdaq will move forward with delisting proceedings.

The reverse stock split is intended primarily to enhance the appeal of our Common Stock to the financial community, including institutional investors and the general investing public, in order to increase the per share bid price of our Common Stock and satisfy the Minimum Bid Price Requirement, in order to avoid delisting. We believe that some institutional investors and investment funds are reluctant to invest in lower-priced securities or may even be prohibited from purchasing stocks whose price is below a certain threshold and that brokerage firms may be reluctant to recommend lower-priced stock to their clients. This may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid (i.e., more difficult to sell if an investor wishes to sell its shares) or are less likely to be followed by institutional securities research firms and therefore tend to have less third-party analysis of the company available to investors. We believe that reducing the number of outstanding shares of our Common Stock should, absent other factors, increase the per share market price of our Common Stock, improving the marketability and liquidity of our stock, and therefore, improve our chances of meeting the requirements of the Nasdaq Listing Rules, although we cannot provide any assurance that we will be able to meet or maintain a bid price over the Minimum Bid Price Requirement for continued listing on Nasdaq.

If our Common Stock is delisted from Nasdaq, our ability to raise additional financing through the public or private sale of equity securities, may be adversely affected and may negatively affect the value and liquidity of our Common Stock. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in our business development opportunities. If we are delisted from Nasdaq and we are not able to list our Common Stock on another exchange, our Common Stock could be quoted on the OTC Bulletin Board or in the “pink sheets.” As a result, we could face significant adverse consequences including, among others:

•        a limited availability of market quotations for our securities;

•        a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and little or no analyst coverage of our company;

•        no longer qualifying for exemptions from state securities law registration requirements, which may require us to comply with applicable state securities laws, thereby increasing our financing costs and introducing other administrative burdens; and

•        a decreased ability to issue additional securities (including pursuant to short-form registration statements on Form S-3, when available) or obtain additional financing in the future.

Moreover, an increase in the per share trading value of our Common Stock could be beneficial because it may:

•        improve the perception of our Common Stock as an investment security;

•        reset our stock price to more normalized trading levels in the face of potentially extended market dislocations;

•        assist with future potential capital raises;

•        appeal to a broader range of investors to generate greater investor interest in us;

•        establish strategic relationships to enable expansion of our business through the acquisition of other business or products;

•        reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

You should consider that, although our Board of Directors believes that a reverse stock split will increase the trading price of our Common Stock, in many cases, because of variables outside of our control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment), the market price of our Common Stock may in fact decline in value after effecting the reverse stock split. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in us. However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Reasons for Not Reducing the Authorized Number of Shares of Our Common Stock

In connection with the Reverse Stock Split, we will not proportionately reduce the number of shares of our Common Stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of our Common Stock issued and outstanding as a result of the reverse stock split. If we issue additional shares, the ownership interest of holders of our Common Stock will be diluted.

Our Board of Directors believes that it is prudent to have more authorized number of shares of our Common Stock available in order to maintain a reserve of shares available for immediate issuance for a variety of corporate purposes, including strategic acquisition opportunities, equity financings, issuance of warrants and convertible securities and other transactions. In addition, a greater number of authorized shares of our Common Stock will allow us to continue providing equity incentives to our employees, consultants, officers and directors. In considering and planning for our corporate needs, our Board of Directors believes that the current number of authorized and unreserved shares of Common Stock available for issuance is inadequate for our future business and financing needs as the number of unreserved shares of Common Stock available for issuance may not be sufficient to raise the necessary capital to execute on our business strategy and, at the same time, satisfy our obligations or plans to issue equity awards.

All authorized but unissued shares of Common Stock, including the additional number of authorized shares of Common Stock that will be authorized but unissued if the Reverse Stock Split Proposal is approved by our stockholders and implemented, will be available for issuance from time to time for any proper purpose approved by our Board of Directors (including issuances in connection with stock-based employee benefit plans and issuances to raise capital or effect acquisitions), without further vote of the stockholders, except as required under applicable law or the rules of Nasdaq or any other stock exchange on which our shares of Common Stock may be listed in the future. Our stockholders do not currently have any preemptive or similar rights to subscribe for or purchase any additional shares of our Common Stock that may be issued in the future, and therefore, future issuances of our Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders. However, there are currently no arrangements, agreements or understandings for the issuance of the additional shares of authorized Common Stock, except for issuances in the ordinary course of business, or as otherwise disclosed in our reports filed with the SEC. Our Board of Directors does not presently intend to seek further stockholder approval of any particular issuance of shares unless such approval is required by law or the rules of Nasdaq or any other stock exchange on which our shares of Common Stock may be listed in the future.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the reverse stock split is effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse stock split declines. We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions.

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders.    If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding up to the next whole share, as described in further detail below. The reverse stock split would not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that fractional shares resulting from the reverse stock split are rounded up to the next whole share, which we expect will not have a significant impact on any stockholder’s percentage ownership.

Effect on Restricted Stock Units, Options, Warrants.    In addition, we would adjust all outstanding restricted stock units (“RSUs”) and shares subject to options and warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each option or warrant, and would increase the exercise price in accordance with the terms of the relevant instrument, based on the final Split Ratio selected by our Board of Directors. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock.

Other Effects on Outstanding Shares.    If we implement a reverse stock split, the rights pertaining to the outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

After the effective time of the reverse stock split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities. Stock certificates with the older CUSIP number will automatically represent the new, post-split number of shares. After the reverse stock split, we will continue to file periodic reports and comply with other requirements of the Exchange Act. Our Common Stock will continue to be listed on Nasdaq under the symbol “NUAI” subject to any decision of our Board of Directors to list our securities on a different stock exchange or a decision by the Nasdaq Listing Qualifications Department to delist our Common Stock.

Risks of the Proposed Reverse Stock Split

We cannot assure you that the proposed reverse stock split will increase the price of our Common Stock and have the desired effect of maintaining compliance with Nasdaq.

If any reverse stock split is implemented, our Board expects that it will increase the market price of our Common Stock so that we are able to maintain compliance with the Nasdaq minimum bid price requirement. However, the effect of any reverse stock split upon the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that any reverse stock split will accomplish this objective for any meaningful period of time, or at all. It is possible that (i) the per share price of our Common Stock after such reverse stock split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the reverse stock split, (ii) the market price per post-reverse stock split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, or (iii) such reverse stock split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if any reverse stock split is implemented, the market price of our Common Stock may decrease due to factors unrelated to such reverse stock split. In any case, the market price of our Common Stock will be affected by other factors which may be unrelated to the number of shares outstanding, including our business and financial performance, general market conditions, and prospects for future success. Even if the market price per post-reverse stock split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum number of shares that must be in the public float and the minimum market value of the public float.

The proposed reverse stock split may decrease the liquidity of our Common Stock.

The Board believes that the reverse stock split will result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the reverse stock split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of any reverse stock split.

A reverse stock split may result in some stockholders owning “odd lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If any reverse stock split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following such reverse stock split may be required to pay higher transaction costs if they sell their Common Stock.

Any reverse stock split may lead to a decrease in our overall market capitalization.

A reverse stock split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following any reverse stock split.

Procedure for Effecting the Proposed Stock Split; Stock Certificates

If stockholders approve this proposal and our Board of Directors does not otherwise abandon the reverse stock split plan, the reverse stock split will become effective at the time and on the date determined by our Board of Directors, which we refer to as the “effective time” and “effective date,” respectively. Beginning at the effective time, each certificate representing shares of our Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon the reverse stock split becoming effective, we intend to treat stockholders holding our Common Stock in “street name” in the same manner as our registered stockholders. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the reverse stock split, physical certificates reflecting the pre-split number of shares of our Common Stock will automatically represent the new, post-split number of shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange stock certificates, if they wish, in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a registered stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old stock certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new stock certificates. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so or until shares represented by such stock certificate(s) are sold or transferred.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the Split Ratio would be rounded up to the next whole share.

No Appraisal Rights

No appraisal rights are available under the Nevada Revised Statutes or under our Articles or By-Laws with respect to the reverse stock split.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share after the reverse stock split. Our stated capital, which consists of the par value per share of our Common Stock multiplied by the aggregate number of shares of our Common Stock issued and outstanding, will be reduced proportionately on the effective date of the reverse stock split; and correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our Common Stock, will be increased by a number equal to the decrease in stated capital. As a result, our capital account balance as a whole would remain unchanged. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Rules of the SEC require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock as compared to the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal or as otherwise disclosed in our reports filed with the SEC.

As the authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the rules of Nasdaq or any other stock exchange on which our shares of Common Stock may be listed in the future, additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

In addition to the effect that the approval of the Reverse Stock Split Proposal, if implemented, may have on our authorized but unissued shares of Common Stock, our By-Laws also include provisions that may have an anti-takeover effect. These provisions, among other things, provided that except as otherwise required by law or our Articles, special meetings of the stockholders can only be called by our Board of Directors, by the Chairman of our Board of Directors or by certain of our officers. In addition, our By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our Board of Directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of the meeting or brought before the meeting by or at the direction of our Board of Directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our Secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next annual stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities. In addition, our By-Laws require that stockholder actions must be effected at a duly called stockholders meeting and prohibit actions by our stockholders by written consent. Our Board of Directors is not presently aware of any attempt, or contemplated attempt, to acquire control of the Company and the Reverse Stock Split Proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of a reverse stock split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of a reverse stock split. This discussion only addresses stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special tax treatment under the Code, including, without limitation, financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purpose) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed reverse stock split to them. In addition, the following discussion does not address the tax consequences of the reverse stock split under state, local and foreign tax laws. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

In general, the federal income tax consequences of a reverse stock split will vary among stockholders depending upon whether they receive solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock or a full share in lieu of a fractional share. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the reverse stock split should have the following federal income tax effects. The reverse stock split is expected to constitute a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged. The Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. Stockholders of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A stockholder who holds a number of shares of Common Stock not evenly divisible by the Split Ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share of Common Stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A stockholder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the stockholder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the stockholder’s basis in their shares of Common Stock by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the reverse stock split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Board Discretion to Implement the Reverse Stock Split

Our Board of Directors has reserved the right to abandon the reverse stock split at any time before the effective time, even if the reverse stock split is approved by our stockholders.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote is required to approve the Reverse Stock Split Proposal. Abstentions will have the effect of a vote against this proposal. As this proposal is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.

Our Board of Directors recommends a vote FOR the Board of Directors to effect a reverse stock split of our Common Stock

PROPOSAL FOUR — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has appointed the firm of Weaver and Tidwell, L.L.P. as our independent auditors for the fiscal year ending December 31, 2025. Although stockholder approval of the Audit Committee’s selection of Weaver and Tidwell, L.L.P. is not required by law, the Audit Committee believes that it is advisable to give stockholders an opportunity to ratify this appointment. Ratification of the appointment of Weaver and Tidwell, L.L.P. to serve as our independent registered public accounting firm for the 2025 fiscal year will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of Weaver and Tidwell, L.L.P. for the 2025 fiscal year. If this proposal is not approved at the Special Meeting, the Audit Committee will reconsider this appointment.

Representatives of Weaver and Tidwell, L.L.P. are expected to be present at the Special Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Services and Fees of Independent Auditors1

During the fiscal year ended December 31, 2024, the firm of Weaver and Tidwell, L.L.P., has acted as our principal independent registered public accounting firm. The following is a summary of fees paid or to be paid to Weaver and Tidwell, L.L.P. for services rendered.

Audit Fees.    Audit fees consist of fees for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Weaver and Tidwell, L.L.P. in connection with regulatory filings. The aggregate fees of Weaver and Tidwell, L.L.P. for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 8-K for the respective periods and other required filings with the SEC totaled $[    ] and $[    ] for the year ended December 31, 2024 and 2023, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees.    Audit-related fees consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Weaver and Tidwell, L.L.P. for any audit-related fees for the years ended December 31, 2024 and 2023.

Tax Fees.    We did not pay Weaver and Tidwell, L.L.P. for tax return services, planning and tax advice for the years ended December 31, 2024 and 2023.

All Other Fees.    We did not pay Weaver and Tidwell, L.L.P. for any other services for the years ended December 31, 2024 and 2023.

Pre-Approval of Services

Our audit committee was formed upon the consummation of our initial public offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

____________

1        To be confirmed by New Era.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Special Meeting and entitled to vote is required to ratify the appointment of Weaver and Tidwell, L.L.P. as our independent auditors for the year ending December 31, 2025. Abstentions will have the effect as a vote against this proposal. Broker Non-Votes will have no effect on the outcome of this proposal. As this proposal is a “routine” item, if you hold your shares through a bank or a broker and you do not provide instructions to your bank or broker, we believe that your bank or broker will cast a Broker Discretionary Vote in favor of this proposal.

Our Board of Directors recommends a vote FOR the ratification of the selection of Weaver and Tidwell, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2025.

PROPOSAL 5 — ADJOURNMENT OF THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTES WHETHER OR NOT A QUORUM IS PRESENT

General

Our stockholders may be asked to consider and act upon one or more adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of any of the proposals set forth in this Proxy Statement.

If a quorum is not present at the Special Meeting, our stockholders may be asked to vote on the proposal to adjourn the Special Meeting to solicit additional proxies. If a quorum is present at the Special Meeting, but there are not sufficient votes at the time of the Special Meeting to approve any of the foregoing proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the Special Meeting to permit further solicitation of proxies in favor of any of the proposals.

If the Adjournment Proposal is submitted for a vote at the Special Meeting, and if our stockholders vote to approve the Adjournment Proposal, the Special Meeting may be adjourned to another place, or a later date or dates, to enable us to obtain a quorum or solicit additional proxies in favor of any of the proposals. If the Adjournment Proposal is approved, and the Special Meeting is adjourned, we will use the additional time to obtain a quorum or solicit additional proxies in favor of the relevant proposals to be presented at the Special Meeting, including the solicitation of proxies from stockholders that have previously voted against any of the proposals.

Our Board believes that, if the number of shares of our Common Stock voting in favor of any of the proposals at the Special Meeting is insufficient to approve such proposals, it is in the best interests of our stockholders to enable us, if we so choose and for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of such proposals. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. If the Special Meeting is adjourned, the time and place of the adjourned Special Meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting, as adjourned or postponed.

Vote Required

This proposal will be approved if the number of votes cast “FOR” this proposal exceeds the number of votes cast “AGAINST” this proposal. We believe that this proposal is considered a routine matter on which brokers can vote in their discretion; accordingly, we do not expect to receive any broker non-votes on the proposal. However, to the extent that any broker non-votes received, broker non-votes will have no effect on the outcome of the vote on this proposal. Abstentions will have no effect on the outcome of the vote on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADJOURNMENT OF THE SPECIAL MEETING PURSUANT TO THIS PROPOSAL 5, TO ANOTHER PLACE, DATE OR TIME, IF DEEMED NECESSARY OR APPROPRIATE

EXPENSES OF SOLICITATION

All costs of solicitations of proxies will be borne by us. We have engaged Advantage Proxy, Inc. (“Advantage Proxy”) to assist in the solicitation of proxies from stockholders for a fee of approximately $[    ]. In addition, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, e-mail, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their out-of-pocket expenses in connection therewith.

PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the SEC, our directors and certain of our officers may be deemed to be “participants” in the solicitation of proxies by our Board of Directors in connection with the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of the Common Stock by (i) our directors and named executive officers; (ii) all the named executives and directors as a group and (iii) any other person or group that to our knowledge beneficially owns more than five percent of our outstanding shares of Common Stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August [____], 25, are deemed to be outstanding and beneficially owned by the person holding the options. Shares issuable pursuant to stock options or warrants are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all shares of Common Stock that they will beneficially own, subject to applicable community property laws.

The beneficial ownership of shares of Common Stock is calculated based on [        ] shares of Common Stock outstanding as of August [        ], 25.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers of the Company
E. Will Gray II(2)	879,819	6.30%
Trent Yang	—	—%
Peter Lee	—	—%
Ondrej Sestak	—	—%
Charles Nelson	—	—%
All Directors and Executive Officers of the Company as a Group (5 Individuals)	879,819	6.30%

5%+ Holders
Joel Solis(3)(4)	2,115,581	15.15%
Casey Solis(5)(6)	1,034,898	7.41%
Robert Solis(7)(8)	1,034,898	7.41%
CR Financial Holdings Inc(9)(10)	803,969	5.76%
Pecos Slope Holdings LLC(11)(12)	879,819	6.30%
John Lipman	844,554	6.05%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the individuals is c/o New Era Energy & Digital, Inc., 4501 Santa Rosa Drive, Midland, TX 79707.

(2)      Includes 879,819 shares which are owned by Pecos Slope Holdings LLC, of which Will Gray II has sole voting and dispositive power.

(3)      Includes 2,115,581 shares owned by Joel Solis in which he has voting and dispositive power.

(4)      The mailing address of this stockholder is 6801 Executive Court, Midland, TX 79707.

(5)      Includes 1,034,898 shares owned by Casey Solis in which he has voting and dispositive power.

(6)      The mailing address of this stockholder is 4208 Timberglen Place, Midland, TX 79707.

(7)      Includes 1,034,898 shares owned by Robert Solis in which he has voting and dispositive power.

(8)      The mailing address of this stockholder is 2741 North Faudree Road, Apt. 2303, Odessa, TX 79765.

(9)      CR Financial Holdings, Inc., has voting and dispositive power on shares owned by CR Financial Holdings Inc.

(10)    The business address of this stockholder is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(11)    E. Will Gray II has voting and dispositive power on shares owned by Pecos Slope Holdings LLC.

(12)    The mailing address of this stockholder is 28012 Palos Verdes Drive, E, Ranchos Palos Verdes, CA 90275.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon. None of our directors opposed the actions to be taken by the Company.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Proxy Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Proxy Statement, to the Company at 4501 Santa Rosa Drive, Midland, TX 79707.

If multiple stockholders sharing an address have received one copy of this Proxy Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Proxy Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the SEC. The SEC maintains a web site that contains reports, proxy and Proxy Statements and other information regarding registrants that file electronically with the SEC. The address of the web site is www.sec.gov.

By Order of the Board of Directors,

E. Will Gray II
Chief Executive Officer and Director
Midland, Texas

Annex A

SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
NEW ERA ENERGY & DIGITAL, INC.
a Nevada corporation

New Era Energy & Digital, Inc. (the “Corporation”), a corporation incorporated under the laws of the state of Nevada, hereby correctly sets forth and consolidates the entire text of the Articles of Incorporation, pursuant to Sections 78.035, 78.037 and 78.045 of the Nevada Revised Statutes.

The Articles of Incorporation of New Era Energy & Digital, Inc. are hereby adopted and set to read as follows.

ARTICLE I
NAME

The name of the corporation is New Era Energy & Digital, Inc. (the “Corporation”).

ARTICLE II
RESIDENT AGENT AND REGISTERED OFFICE

The name of the Corporation’s resident agent for service of process is VCorp Services, LLC.

ARTICLE III
CAPITAL STOCK

3.01       Authorized Capital Stock. The total number of shares of stock this Corporation is authorized to issue shall be three billion five million (3,005,000,000) shares of capital stock, which shall consist of: (i) three billion (3,000,000,000) shares of common stock, par value $0.0001 per share (“Common Stock”) and (ii) five million (5,000,000) shares of preferred stock par value $0.0001 per share (“Preferred Stock”). The holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote per share held. The board of directors of the Corporation (“Board”) shall have the authority to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, and to state in the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(a)        Whether or not the class or series shall have voting rights, full or limited, the nature and qualifications, limitations and restrictions on those rights, or whether the class or series will be without voting rights;

(b)        The number of shares to constitute the class or series and the designation thereof;

(c)        The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any class or series;

(d)        Whether or not the shares of any class or series shall be redeemable and if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(e)        Whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking funds be established, the amount and the terms and provisions thereof;

(f)        The dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(g)        The preferences, if any, and the amounts thereof which the holders of any class or series thereof are entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of assets of, the Corporation;

Annex A-1

(h)        Whether or not the shares of any class or scries are convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(i)        Such other rights and provisions with respect to any class or series as may to the board of directors seem advisable.

The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any respect. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any existing class or series of the Preferred Stock and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

ARTICLE IV
DIRECTORS

4.01       Number. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one director.

4.02       Elections. Election of directors need not be by ballot unless the bylaws of the Corporation so provide. There is no cumulative voting in the election of directors.

4.03       Amendment of Bylaws. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

4.04       Approval of Corporate Actions. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

4.05       General Powers. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the Nevada Revised Statutes, of these Articles of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

4.06       Removal. Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of more than 60% of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE V
PURPOSE

5.01       Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Revised Statutes (“NRS”).

ARTICLE VI
DIRECTORS’ AND OFFICERS’ LIABILITY

6.01       Limitation of Liability. The individual liability of the directors and officers of the Corporation is hereby eliminated to the fullest extent permitted by the NRS, as the same may be amended and supplemented. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Annex A-2

ARTICLE VII
INDEMNITY

7.01       Indemnification. Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith, Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

7.02       Bylaw Provisions. Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

7.03       Continuation. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

ARTICLE VIII
REVERSE STOCK SPLIT

8.01       Stock Split. Upon the effectiveness of the filing of this Second Amended and Restated Certificate of Incorporation (the “Effective Time”), each [______] (___) shares of the Corporation’s common stock, par value $0.0001 per share (the “Old Common Stock”), either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the Effective Time, will be automatically reclassified and combined (without any further act) into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”), without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation or the par value which shall remain $0.0001 per share (the “Reverse Stock Split”). No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split; instead of issuing such fractional shares, any fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole number of shares of New Common Stock, and all shares of Common Stock eliminated as a result of the Reverse Stock Split will be cancelled. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock into which such shares of Old Common Stock shall have been reclassified plus the fraction, if any, of a share of New Common Stock issued as aforesaid.

Dated: [ ], 2025	By:
Name: E. Will Gray II Title: Chief Executive Officer

Annex A-3